ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD REPORTS THIRD
QUARTER 2006 OPERATING RESULTS; DECLARES QUARTERLY DIVIDEND
OF $0.15 PER COMMON SHARE
HAMILTON, BERMUDA, November 8, 2006 - Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today reported net income of $114.0 million, or $1.89 per diluted share, for the third quarter 2006 compared to a net loss of $283.4 million, or $5.65 per diluted share, for the third quarter 2005. Net income for the nine months ended September 30, 2006 was $314.5 million, or $5.76 per diluted share, compared to a net loss of $147.5 million, or $2.94 per diluted share, for the first nine months of 2005. Results for the three and nine months ended September 30, 2005 were adversely impacted by Hurricanes Katrina and Rita.
The company reported record operating income of $122.5 million, or $2.03 per diluted share, for the third quarter 2006 compared to an operating loss of $287.6 million, or $5.73 per diluted share, for the third quarter 2005. Operating income for the nine months ended September 30, 2006 was $338.5 million, or $6.20 per diluted share, compared to a net loss of $142.1 million, or $2.83 per diluted share, for the first nine months of 2005.
President and Chief Executive Officer Scott Carmilani commented, “Allied World has had another very strong quarter with each of our operating segments continuing to perform very well. During the quarter, the company achieved record operating income of $122.5 million and grew our book value per share by approximately 11%. In addition to benefiting from benign catastrophe activity during the quarter, the company recognized favorable prior year reserve development and our growing investment portfolio continues to generate a substantial level of investment income.”
“We are energized by the company’s performance and our successful capital raising initiatives in July, including our initial public offering, which now allows us to support our business with almost $2.6 billion in capital and an invested asset base in excess of $5.8 billion. While market conditions are currently mixed depending on the line of business and geography, we believe that the diversity of our portfolio and our established operating platforms in Bermuda, Europe and the United States position us extremely well.”
Underwriting Results
Gross premiums written were $362.5 million in the third quarter 2006, a 9.9% increase compared to $329.9 million in the third quarter 2005. For the nine months ended September 30, 2006, gross premiums written totaled $1,378.9 million, an 8.0% increase compared to $1,276.9 million in the first nine months of 2005. This increase was primarily the result of an increase in general property rates in catastrophe prone areas and increased market opportunities that developed following the 2005 hurricane season. In addition, premiums from the company’s reinsurance segment increased due to upward premium adjustments on prior year business and from new business written.

Net premiums written were $298.0 million in the third quarter 2006, a 19.3% increase compared to $249.7 million in the third quarter 2005. For the nine months ended September 30, 2006, net premiums written totaled $1,095.9 million, an 8.7% increase compared to $1,008.4 million in the first nine months of 2005. This increase primarily reflects increased writings in the company’s reinsurance segment and the increased general property rates in catastrophe prone areas.
Net premiums earned in the third quarter were $317.8 million, a 1.4% increase compared to $313.3 million for the third quarter 2005. For the nine months ended September 30, 2006, net premiums earned totaled $932.2 million, a 3.8% decrease from net premiums earned of $969.5 million in the first nine months of 2005. This decrease reflects the reduction in net premiums written during 2005.
The combined ratio was 76.9% in the third quarter 2006 compared to 207.5% in the third quarter 2005. The loss ratio was 56.9% in the third quarter 2006 compared to 189.4% in the third quarter 2005. During the third quarter 2006, the company recorded net favorable reserve development on prior accident years of $38.7 million, a benefit of 12.2 percentage points to the company’s loss ratio for this quarter. The combined ratio for the nine months ended September 30, 2006 was 80.0% compared to 127.1% for the first nine months of 2005. Results for the three and nine months ended September 30, 2005 were adversely impacted by Hurricanes Katrina and Rita.
Investment Results
Net investment income in the third quarter 2006 was $61.4 million, an increase of 29.0% over the $47.6 million of net investment income in the third quarter 2005. For the nine months ended September 30, 2006, net investment income was $178.4 million, an increase of 39.6% over the first nine months of 2005. These increases primarily reflect the increase in the company’s invested asset base driven by strong operating cash flows and the receipt of approximately $316 million in net proceeds from the company’s initial public offering. During the third quarter 2006, the company recorded net realized losses of $9.1 million compared to net realized gains of $4.2 million in the third quarter 2005. For the nine months ended September 30, 2006, the company recorded net realized losses of $24.5 million compared to net realized losses of $4.9 million over the first nine months of 2005.
Shareholders’ Equity
At September 30, 2006, shareholders’ equity was $2.1 billion compared to $1.4 billion reported at December 31, 2005. Diluted book value per share was $33.54 at September 30, 2006 compared to $28.20 at December 31, 2005. The company’s annualized return on average equity for the three and nine months ended September 30, 2006 was 24.4% and 23.7%, respectively. The company’s annualized operating return on average equity for the three and nine months ended September 30, 2006 was 26.2% and 25.5%, respectively.

Quarterly Dividend
The Board of Directors of Allied World Assurance Company Holdings, Ltd has declared a quarterly dividend of $0.15 per common share payable on December 21, 2006 to the shareholders of record on December 5, 2006.
Conference Call
Allied World Assurance Company Holdings, Ltd will host a conference call on Thursday, November 9, 2006 at 10:00 a.m. (Eastern Time) to discuss its third quarter financial results. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (866) 761-0748 (U.S. and Canada callers) or (617) 614-2706 (international callers) and entering the passcode 79639647 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Thursday, November 30, 2006 by dialing (888) 286-8010 (U.S. and Canada callers) or (617) 801-6888 (international callers) and entering the passcode 99687854. In addition, the webcast will remain available online through Thursday, November 30, 2006 at www.awac.com.
Financial Supplement
A financial supplement relating to the third quarter of 2006 will be available at the “Investor Relations” section of the company’s website at www.awac.com.
Non-GAAP Financial Measures
In presenting the company’s results, management has included and discussed in this press release certain non-GAAP financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
“Operating income” is an internal performance measure used by the company in the management of its operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses and foreign exchange gains or losses. The company excludes net realized investment gains or losses and net foreign exchange gains or losses from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The company believes these amounts are largely independent of its business and underwriting process and including them may distort the analysis of trends in its insurance and reinsurance operations. In addition to presenting net income determined in accordance with GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the company’s results of operations in a manner similar to how management analyzes the company’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.
The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is a better measure of calculating shareholder returns than book value per share.
“Annualized return on average equity” (ROAE) is calculated using average equity, excluding the average after tax unrealized gains or losses on investments. Unrealized gains (losses) on investments are primarily the result of interest rate movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
Reconciliations of these financial measures to their most directly comparable GAAP measures are included in the attached tables.
About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, founded in November 2001, is one of Bermuda’s leading property and casualty insurers. The company, through its operating subsidiaries, offers property and casualty insurance and reinsurance on a worldwide basis. The principal operating subsidiaries of Allied World Assurance Company Holdings, Ltd have A (Excellent) ratings from A.M. Best Company and A- ratings from Standard & Poor’s. The company’s Bermuda and U.S. operating subsidiaries are rated A2 by Moody’s Investors Service.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve inherent risks and uncertainties. Statements that are not historical facts, including statements that use terms such as “believes,” “anticipates,” “intends” or “expects” and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (b) the effects of investigations into market practices, in particular insurance brokerage practices, together with any legal or regulatory proceedings, related settlements and industry reform or other changes arising therefrom; (c) the impact of acts of terrorism and acts of war; (d) greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices have anticipated; (e) increased competition due to an increase in capacity of property and casualty insurers or reinsurers; (f) the inability to obtain or maintain financial strength ratings by one or more of the company’s subsidiaries; (g) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (h) the company or one of its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; (i) changes in regulations or tax laws applicable to the company, its subsidiaries, brokers or customers; (j) changes in the availability, cost or quality of reinsurance or retrocessional coverage; (k) loss of key personnel; (l) changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors that could affect the company’s investment portfolio; and (m) such other risk factors as may be discussed in our most recent documents on file with the U.S. Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Gross premiums written	$362,478	$329,930	$1,378,914	$1,276,933
Premiums ceded	(64,462)	(80,210)	(283,057)	(268,553)

Net premiums written	298,016	249,720	1,095,857	1,008,380
Change in unearned premiums	19,743	63,556	(163,638)	(38,901)

Net premiums earned	317,759	313,276	932,219	969,479
Net investment income	61,407	47,592	178,351	127,737
Net realized investment (losses) gains	(9,080)	4,152	(24,488)	(4,937)

Total Revenue	370,086	365,020	1,086,082	1,092,279

Expenses:
Net losses and loss expenses	180,934	593,276	566,738	1,055,931
Acquisition costs	37,785	35,871	106,920	109,823
General and administrative expenses	25,640	20,795	72,218	66,676
Interest expense	9,529	5,146	23,056	9,783
Foreign exchange (gain) loss	(561)	(46)	(491)	486

Total Expenses	253,327	655,042	768,441	1,242,699

Income (loss) before income taxes	116,759	(290,022)	317,641	(150,420)
Income tax expense (recovery)	2,774	(6,617)	3,164	(2,922)

NET INCOME (LOSS)	$113,985	$(283,405)	$314,477	$(147,498)

PER SHARE DATA:
Basic earnings (loss) per share	$1.95	$(5.65)	$5.94	$(2.94)
Diluted earnings (loss) per share	$1.89	$(5.65)	$5.76	$(2.94)

Weighted average common shares outstanding	58,376,307	50,162,842	52,900,664	50,162,842

Weighted average common shares and common share equivalents outstanding	60,451,643	50,162,842	54,577,445	50,162,842

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of September	As of December
	30, 2006	31, 2005
		(Audited)
ASSETS:
Fixed maturity investments available for sale at fair value (amortized cost: 2006: $5,289,411; 2005:$4,442,040)	$5,283,799	$4,390,457
Other invested assets available for sale, at fair value (cost: 2006: $246,854; 2005: $270,138)	256,997	296,990
Cash and cash equivalents	270,848	172,379
Restricted cash	50,871	41,788
Securities lending collateral	700,804	456,792
Insurance balances receivable	306,084	218,044
Prepaid reinsurance	176,355	140,599
Reinsurance recoverable	688,066	716,333
Accrued investment income	43,498	48,983
Deferred acquisition costs	119,845	94,557
Intangible assets	3,920	3,920
Balances receivable on sale of investments	70,174	3,633
Income tax assets	5,540	8,516
Other assets	36,092	17,501

Total assets	$8,012,893	$6,610,492

LIABILITIES:
Reserve for losses and loss expenses	$3,586,964	$3,405,353
Unearned premiums	939,485	740,091
Unearned ceding commissions	25,537	27,465
Reinsurance balances payable	68,446	28,567
Securities lending payable	700,804	456,792
Balances due on purchase of investments	66,874	—
Senior notes	498,543	—
Long term debt	—	500,000
Accounts payable and accrued liabilities	31,368	31,958

Total liabilities	$5,918,021	$5,190,226

SHAREHOLDERS’ EQUITY:

Common stock, par value $0.03 per share, issued and outstanding 2006: 60,283,040 shares; 2005: 50,162,842 shares	1,809	1,505
Additional paid-in capital	1,819,730	1,488,860
Retained earnings (accumulated deficit)	269,886	(44,591)
Accumulated other comprehensive income (loss): net unrealized gains (losses) on investments, net of tax	3,447	(25,508)

Total shareholders’ equity	2,094,872	1,420,266

Total liabilities and shareholders’ equity	$8,012,893	$6,610,492

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars)

Three Months Ended September 30, 2006	Property	Casualty	Reinsurance	Total

Gross premiums written	$88,150	$144,576	$129,752	$362,478
Net premiums written	40,855	127,893	129,268	298,016
Net premiums earned	46,576	135,186	135,997	317,759
Net losses and loss expenses	(28,917)	(78,979)	(73,038)	(180,934)
Acquisition costs	373	(7,301)	(30,857)	(37,785)
General and administrative expenses	(6,273)	(12,894)	(6,473)	(25,640)

Underwriting income	11,759	36,012	25,629	73,400
Net investment income	—	—	—	61,407
Net realized investment losses	—	—	—	(9,080)
Interest expense	—	—	—	(9,529)
Foreign exchange gain	—	—	—	561

Income before income taxes	—	—	—	$116,759

GAAP Ratios:
Loss and loss expense ratio	62.1%	58.4%	53.7%	56.9%
Acquisition cost ratio	(0.8%)	5.4%	22.7%	11.9%
General and administrative expense ratio	13.5%	9.6%	4.8%	8.1%

Combined ratio	74.8%	73.4%	81.2%	76.9%

Three Months Ended September 30, 2005	Property	Casualty	Reinsurance	Total

Gross premiums written	$85,048	$153,267	$91,615	$329,930
Net premiums written	25,304	138,589	85,827	249,720
Net premiums earned	40,047	146,556	126,673	313,276
Net losses and loss expenses	(252,679)	(101,928)	(238,669)	(593,276)
Acquisition costs	1,771	(7,950)	(29,692)	(35,871)
General and administrative expenses	(4,871)	(10,314)	(5,610)	(20,795)

Underwriting (loss) income	(215,732)	26,364	(147,298)	(336,666)
Net investment income	—	—	—	47,592
Net realized investment gains	—	—	—	4,152
Interest expense	—	—	—	(5,146)
Foreign exchange gain	—	—	—	46

Loss before income taxes	—	—	—	$(290,022)

GAAP Ratios:
Loss and loss expense ratio	630.9%	69.6%	188.4%	189.4%
Acquisition cost ratio	(4.4%)	5.4%	23.5%	11.5%
General and administrative expense ratio	12.2%	7.0%	4.4%	6.6%

Combined ratio	638.7%	82.0%	216.3%	207.5%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars)

Nine Months Ended September 30, 2006	Property	Casualty	Reinsurance	Total

Gross premiums written	$374,830	$475,074	$529,010	$1,378,914
Net premiums written	152,808	414,812	528,237	1,095,857
Net premiums earned	141,633	400,488	390,098	932,219
Net losses and loss expenses	(86,965)	(258,993)	(220,780)	(566,738)
Acquisition costs	2,631	(23,575)	(85,976)	(106,920)
General and administrative expenses	(18,233)	(35,873)	(18,112)	(72,218)

Underwriting income	39,066	82,047	65,230	186,343
Net investment income	—	—	—	178,351
Net realized investment losses	—	—	—	(24,488)
Interest expense	—	—	—	(23,056)
Foreign exchange gain	—	—	—	491

Income before income taxes	—	—	—	$317,641

GAAP Ratios:
Loss and loss expense ratio	61.4%	64.7%	56.6%	60.8%
Acquisition cost ratio	(1.9%)	5.9%	22.0%	11.5%
General and administrative expense ratio	12.9%	8.9%	4.7%	7.7%

Combined ratio	72.4%	79.5%	83.3%	80.0%

Nine Months Ended September 30, 2005	Property	Casualty	Reinsurance	Total

Gross premiums written	$316,459	$478,511	$481,963	$1,276,933
Net premiums written	123,276	423,852	461,252	1,008,380
Net premiums earned	178,552	447,849	343,078	969,479
Net losses and loss expenses	(345,339)	(322,608)	(387,984)	(1,055,931)
Acquisition costs	(7,720)	(24,876)	(77,227)	(109,823)
General and administrative expenses	(14,194)	(30,675)	(21,807)	(66,676)

Underwriting (loss) income	(188,701)	69,690	(143,940)	(262,951)
Net investment income	—	—	—	127,737
Net realized investment losses	—	—	—	(4,937)
Interest expense	—	—	—	(9,783)
Foreign exchange loss	—	—	—	(486)

Loss before income taxes	—	—	—	$(150,420)

GAAP Ratios:
Loss and loss expense ratio	193.4%	72.0%	113.1%	108.9%
Acquisition cost ratio	4.3%	5.6%	22.5%	11.3%
General and administrative expense ratio	8.0%	6.8%	6.4%	6.9%

Combined ratio	205.7%	84.4%	142.0%	127.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2006	2005	2006	2005
Net income (loss)	$113,985	$(283,405)	$314,477	$(147,498)
Net realized investment losses (gains)	9,080	(4,152)	24,488	4,937
Foreign exchange (gain) loss	(561)	(46)	(491)	486

Operating income (loss)	$122,504	$(287,603)	$338,474	$(142,075)

Weighted average common shares outstanding:
Basic	58,376,307	50,162,842	52,900,664	50,162,842
Diluted	60,451,643	50,162,842	54,577,445	50,162,842

Basic per share data:
Net income (loss)	$1.95	$(5.65)	$5.94	$(2.94)
Net realized investment losses (gains)	0.16	(0.08)	0.47	0.10
Foreign exchange (gain) loss	(0.01)	—	(0.01)	0.01

Operating income (loss)	$2.10	$(5.73)	$6.40	$(2.83)

Diluted per share data
Net income (loss)	$1.89	$(5.65)	$5.76	$(2.94)
Net realized investment losses (gains)	0.15	(0.08)	0.45	0.10
Foreign exchange (gain) loss	(0.01)	—	(0.01)	0.01

Operating income (loss)	$2.03	$(5.73)	$6.20	$(2.83)

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of September	As of December
	30, 2006	31, 2005
Price per share at period end	$40.40	N/A
Total shareholders’ equity	2,094,872	1,420,266
Basic common shares outstanding	60,283,040	50,162,842
Add: unvested restricted share units	711,038	127,163
Add: long term incentive plan share units	228,334	—
Add: dilutive options/warrants outstanding	6,704,402	662,833
Weighted average exercise price per share	$33.00	$24.88
Less: treasury stock method adjustment	(5,476,585)	(582,486)

Common shares and common share equivalents outstanding	62,450,229	50,370,352
Basic book value per common share	$34.75	$28.31
Diluted book value per common share	$33.54	$28.20

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY
(Expressed in thousands of United States dollars)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2006	2005	2006	2005
Opening shareholders’ equity	$1,565,062	$1,756,810	$1,420,266	$2,138,521
Add/(deduct): net unrealized losses (gains) on investments, net of tax	83,144	(15,353)	25,508	(33,171)

Adjusted opening shareholders’ equity	1,648,206	1,741,457	1,445,774	2,105,350

Closing shareholders’ equity	2,094,872	1,441,956	2,094,872	1,441,956
(Deduct)/add: net unrealized (gains) losses on investments, net of tax	(3,447)	16,095	(3,447)	16,095

Adjusted closing shareholders’ equity	2,091,425	1,458,051	2,091,425	1,458,051

Average shareholders’ equity	$1,869,816	$1,599,754	$1,768,600	$1,781,701

Net income (loss) available to shareholders	$113,985	$(283,405)	$314,477	$(147,498)
Annualized net income (loss) available to shareholders	455,940	(1,133,620)	419,303	(196,664)
Annualized return on average shareholders’ equity — net income (loss) available to shareholders	24.4%	(70.9%)	23.7%	(11.0%)

Operating income (loss) available to shareholders	$122,504	$(287,603)	$338,474	$(142,075)
Annualized operating income (loss) available to shareholders	490,016	(1,150,412)	451,299	(189,433)
Annualized return on average shareholders’ equity — operating income (loss) available to shareholders	26.2%	(71.9%)	25.5%	(10.6%)

     For further information, please contact:

Investor Contact:	Media Contact:
Keith Lennox Allied World Assurance Company 212-635-5319 keith.lennox@awac.com	Jamie Tully/Susan Burns Citigate Sard Verbinnen 212-687-8080 jtully@sardverb.com sburns@sardverb.com